                                                                    EXHIBIT C(1)


                                                               [EXECUTION COPY]


                                VOTING AGREEMENT


                                      among


                          EQUITY RESOURCE BOSTON FUND,
                          EQUITY RESOURCE BRIDGE FUND,
                         EQUITY RESOURCE CAMBRIDGE FUND,
                          EQUITY RESOURCE GENERAL FUND,
                           EQUITY RESOURCE FUND XVII,
                            EQUITY RESOURCE FUND XIX,
                            EQUITY RESOURCE FUND XXI


                              KRF COMPANY, L.L.C.,

                                       and

                             KR5 ACQUISITION, L.L.C.


                         ------------------------------

                          Dated as of December 2, 1999

                         ------------------------------

                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of December 2, 1999 (this "AGREEMENT"), by and among KRF Company, L.L.C., a Delaware limited liability company ("BERKSHIRE"), KR5 Acquisition, L.L.C., a Delaware limited liability company (the "COMPANY"), and certain investment funds affiliated with Equity Resources Group Incorporated (collectively referred to as "EQUITY RESOURCES"), listed on Schedule I hereto (each, a "UNITHOLDER" and, collectively, the "UNITHOLDERS").

                  WHEREAS, the Company, Berkshire and Equity Resources propose to enter into an Investment Agreement, dated as of the date hereof (the "INVESTMENT AGREEMENT") which contemplates, among other things, (i) the investment by each of Berkshire and Equity Resources in the Company; (ii) the merger of the Company with Krupp Realty Limited Partnership-V with and into the Company, a Massachusetts limited partnership (the "PARTNERSHIP") (the "MERGER") pursuant to a Merger Agreement (the "MERGER AGREEMENT") substantially in the form attached as Exhibit C to the Investment Agreement; and (iii) the amendment of the Amended Agreement of Limited Partnership of the Partnership, dated
July 27, 1983, as amended from time to time (the "FUND V AGREEMENT") to permit the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby (the "AMENDMENT").

                  WHEREAS, as of the date hereof, the Unitholders are holders of record or Beneficially Own (as defined herein) an aggregate amount of 3,985.5 limited partnership units of the Partnership listed opposite the name of each such Unitholder on Schedule I hereto; and

                  WHEREAS, in order to induce Berkshire and the Company to enter into the Investment Agreement, each Unitholder has agreed to enter into this Agreement with respect to all of the investor limited partnership interests of the Partnership now held of record or Beneficially Owned and which may hereafter be acquired by such Unitholders (the "UNITS").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Section 1.1 GENERAL. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Investment Agreement.

                  Section 1.2 BENEFICIAL OWNERSHIP. For purposes of this Agreement, "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.


                                   ARTICLE II

                  Section 2.1 VOTING AGREEMENT. Each of the Unitholders hereby agrees as follows:

                           (a) to appear, or cause the holder of record on any applicable record date with respect to any Units owned by such Unitholder to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of the partners of the Partnership and at any adjournment thereof, at which matters relating to the Merger, the Amendment or any transaction contemplated thereby are considered; and

                           (b) at any meeting of the partners of the Partnership, however called, and in any action by consent of the limited partners of the Partnership, to vote, or cause to be voted by the Unitholders, in person or by proxy, the Units held of record or Beneficially Owned by such Unitholder in favor of the Merger, the Merger Agreement (as amended from time to time), the Amendment and the transactions contemplated by the Merger Agreement; and

                           (c) at any meeting of the Partners of the Partnership, however called, and in any action by consent of the limited partners of the Partnership, to vote, or cause to be voted by the Unitholders, in person or by proxy, the Units held of record or Beneficially Owned by such Unitholder against approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, and any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement which would materially and adversely affect the Partnership or its ability to consummate the transactions contemplated by the Merger Agreement.

                  Section 2.2 NO OWNERSHIP INTEREST. Nothing contained in this Voting Agreement shall be deemed to vest in the Company or Berkshire any direct or indirect ownership or incidence of ownership of or with respect to any Units. All rights, ownership and economic benefits of and relating to the Units shall remain and belong to the Unitholders.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

                  Each of the Unitholders hereby represents and warrants, severally and not jointly, to the Company and Berkshire as follows:

                  Section 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Unitholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Where such Unitholder is a corporation, partnership or other entity, the execution and delivery of this Agreement by such Unitholder and the consummation by such Unitholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such Unitholder, and no other proceedings on the part of such Unitholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Unitholder and constitutes a legal, valid and binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

                  Section 3.2 NO CONFLICT. (a) The execution and delivery of this Agreement by such Unitholder does not, and the performance of this Agreement by such Unitholder shall not, (i) where such Unitholder is a corporation, partnership or other entity, conflict with or violate the organizational documents of such Unitholder, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such Unitholder is a party or by which such Unitholder (or the Units held of record or Beneficially Owned by such Unitholder) is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Units held of record or Beneficially Owned by such Unitholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Unitholder is a party or by which such Unitholder (or the Units held of record or Beneficially Owned by such Unitholder) is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent the performance by such Unitholder of its material obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by such Unitholder does not, and the performance of this Agreement by such Unitholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of federal or state securities and antitrust laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by such Unitholder of its material obligations under this Agreement.

                  Section 3.3 TITLE TO THE UNITS. As of the date hereof, such Unitholder is the record or Beneficial Owner of the Units listed opposite the name of such Unitholder on Schedule I hereto. The Units listed opposite the name of such Unitholder on Schedule I hereto are all the securities of the Partnership either held of record or Beneficially Owned by such Unitholder. Such Unitholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Units held of record or Beneficially Owned by such Unitholder. The Units listed opposite the name of such Unitholder on Schedule I hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on such Unitholder's voting rights, charges and other encumbrances of any nature whatsoever other than liens under applicable law.


                                   ARTICLE IV

                           COVENANTS OF THE UNITHOLDER

                  Section 4.1 NO INCONSISTENT AGREEMENTS. Each Unitholder hereby represents, warrants, covenants and agrees that, except as contemplated by this Agreement and the Investment Agreement, such Unitholder has not and shall not, and will use its reasonable best efforts to not permit any Person under such Unitholder's control to, enter into any voting agreement or grant a proxy or power of attorney with respect to the Units held of record or Beneficially Owned by such Unitholder which, in either case, is inconsistent with this Agreement.

                  Section 4.2 TRANSFER OF TITLE. Each Unitholder hereby covenants and agrees that such Unitholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Units or options, warrants or other convertible securities to acquire or purchase units of the Partnership or any other securities or rights convertible into or exchangeable for units of the Partnership, owned either directly or indirectly by such Unitholder or with respect to which such Unitholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of the Company and Berkshire. Each Unitholder hereby agrees and consents to the entry of stop transfer instructions by the Partnership against the transfer of any Units inconsistent with the terms of this Section 4.2.


                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1 TERMINATION. This Agreement shall terminate unless extended by agreement of each of the parties hereto on August 1, 2000. Upon such termination, no party shall have any further obligations or liabilities hereunder; PROVIDED, HOWEVER, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations, warranties, covenants and agreements set forth in this Agreement prior to such termination.

                  Section 5.2 ADDITIONAL UNITS. If, after the date hereof, a Unitholder acquires the right to vote any additional partnership interests of the Partnership (any such partnership interests shall be referred to herein as "ADDITIONAL UNITS"), the provisions of this Agreement applicable to the Units shall be applicable to such Additional Units as if such Additional Units had been Units held by the Unitholders as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Units without action by any Person immediately upon the acquisition by a Unitholder of the right to vote such Additional Units.

                  Section 5.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 5.4 ENTIRE AGREEMENT. This Agreement and the Investment Agreement constitute the entire agreement between Berkshire, the Company and the Unitholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Berkshire, the Company and the Unitholders with respect to the subject matter hereof; PROVIDED that, to the extent not inconsistent with the terms hereof, the Settlement Agreement and Release, dated as of July 17, 1995, among Equity Resources and the parties named therein shall continue in full force and effect.

                  Section 5.5 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  Section 5.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

                  Section 5.7 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

                  If to a Unitholder:

                  c/o Equity Resources Group, Inc.
                  14 Story Street
                  Cambridge, Massachusetts 02138
                  Attention:  Mr. Eggert Dagbjartsson

                  with a copy to:

                  Holland & Knight, LLP
                  One Beacon Street
                  Boston, Massachusetts  02108

                  If to the Company or Berkshire, to:

                  c/o The Berkshire Group
                  One Beacon Street, Suite 1500
                  Boston, Massachusetts 02108
                  Attention: David Quade
                  with copies to:

                  The Berkshire Group
                  One Beacon Street, Suite 1500
                  Boston, Massachusetts 02108
                  Attention:  Scott Spelfogel, Esq.

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:  James M. Dubin

                  Section 5.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

                  Section 5.9 OBLIGATIONS OF UNITHOLDERS. The obligations of the Unitholders hereunder shall be "joint and several."

                  Section 5.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized persons on the date first above written.


                  KR5 ACQUISITION, L.L.C.

                  By:  KRF Company, L.L.C.,
                           its sole member

                  By:      The Krupp Family Limited Partnership-94,
                           its sole member


                  By:  /s/ Douglas Krupp
                       -----------------
                       Douglas Krupp
                       General Partner


                  KRF COMPANY, L.L.C.

                  By:  The Krupp Family Limited Partnership-94,
                           its sole member

                  By:  /s/ Douglas Krupp
                       -----------------
                       Douglas Krupp
                       General Partner


                  EQUITY RESOURCE BOSTON FUND,
                  EQUITY RESOURCE BRIDGE FUND,
                  EQUITY RESOURCE CAMBRIDGE FUND
                  EQUITY RESOURCE GENERAL FUND,
                  EQUITY RESOURCE FUND XVII,
                  EQUITY RESOURCE FUND XIX,
                  EQUITY RESOURCE FUND XXI


                  By:      EQUITY RESOURCES GROUP, INCORPORATED,
                           as general partner of each of the foregoing

                           By:   /s/ Eggert Dagbjartsson
                               ---------------------------
                                 Eggert Dagbjartsson
                                 Executive Vice President

                                   SCHEDULE I




            UNITHOLDER:                       NUMBER OF UNITS:                                 ADDRESS:
            ----------                        ---------------                                  -------


Equity Resource Fund                         1,599.50                             c/o Equity Resources Group, Inc.
XVII                                                                              14 Story Street
                                                                                  Cambridge, Massachusetts
                                                                                  02138
                                                                                  Attention:  Mr. Eggert Dagbjartsson
--------------------------------------------------------------------------------------------------------------------------
Equity Resource Fund                          225.00                              c/o Equity Resources Group, Inc.
XIX                                                                               14 Story Street
                                                                                  Cambridge, Massachusetts 02138
                                                                                  Attention:  Mr. Eggert Dagbjartsson
---------------------------------------------------------------------------------------------------------------------------
Equity Resource Fund                          847.00                              c/o Equity Resources Group, Inc.
XXI                                                                               14 Story Street
                                                                                  Cambridge, Massachusetts 02138
                                                                                  Attention:  Mr. Eggert Dagbjartsson
---------------------------------------------------------------------------------------------------------------------------
Equity Resource General                        20.00                              c/o Equity Resources Group, Inc.
Fund                                                                              14 Story Street
                                                                                  Cambridge, Massachusetts 02138
                                                                                  Attention:  Mr. Eggert Dagbjartsson
----------------------------------------------------------------------------------------------------------------------------
Equity Resource                               175.00                              c/o Equity Resources Group, Inc.
Cambridge Fund                                                                    14 Story Street
                                                                                  Cambridge, Massachusetts 02138
                                                                                  Attention:  Mr. Eggert Dagbjartsson
-----------------------------------------------------------------------------------------------------------------------------
Equity Resource Bridge                         20.00                              c/o Equity Resources Group, Inc.
Fund                                                                              14 Story Street
                                                                                  Cambridge, Massachusetts 02138
                                                                                  Attention:  Mr. Eggert Dagbjartsson
-------------------------------------------------------------------------------------------------------------------------------
Equity Resource Boston                       1099.00                              c/o Equity Resources Group, Inc.
Fund                                                                              14 Story Street
                                                                                  Cambridge, Massachusetts 02138
                                                                                  Attention:  Mr. Eggert Dagbjartsson
------------------------------------------------------------------------------------------------------------------------------
